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                                                                  Exhibit (h)(6)

                             PARTICIPATION AGREEMENT

                                      AMONG

                     JACKSON NATIONAL LIFE INSURANCE COMPANY

                                       AND

                             BISYS FUND SERVICES LP

                                       AND

                          FIFTH THIRD ASSET MANAGEMENT

                                       AND

                            VARIABLE INSURANCE FUNDS

     THIS AGREEMENT, made and entered into this 20th day of April, 2004 by and among Variable Insurance Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), on behalf of the Series named in
Schedule 1 (attached hereto) that may be amended from time to time in accordance with the provisions of Article XI of this Agreement, BISYS Fund Services LP (the "Distributor"), a limited partnership organized under the laws of the State of Ohio, Fifth Third Asset Management, Inc. (the "Investment Manager"), a corporation organized under the laws of the State of Ohio, and Jackson National Life Insurance Company, a Michigan insurance corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in
Schedule 1 to this Agreement as in effect at the time this Agreement is executed and such other separate accounts that may be added to Schedule 1 from time to time in accordance with the provisions of Article XI of this Agreement (each such account referred to as the "Account").

     WHEREAS, the Trust is engaged in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to as "Variable Insurance Products," the owners of such products being referred to as "Product Owners") to be offered by insurance companies which have entered into participation agreements with the Trust ("Participating Insurance Companies"); and

     WHEREAS, the Trust filed with the Securities and Exchange Commission (the "SEC") and the SEC has declared effective a registration statement (referred to herein as the "Trust Registration Statement" and the prospectus contained therein, or filed pursuant to Rule 497 under the 1933 Act, referred to herein as the "Trust Prospectus") on Form N-lA and Form N-8A to register itself as an open-end management investment company (File No. 811-8644) under the Investment Company Act of 1940, as amended (the "1940 Act"), and the shares (File No. 33-81800) under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Company has filed a registration statement with the SEC to register under the 1933 Act (unless exempt therefrom) certain variable annuity contracts and variable life

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insurance policies (such policies and contracts shall be referred to herein collectively as the "Contracts," each such registration statement for a class or classes of contracts being referred to as the "Contracts Registration Statement" and the prospectus for each such class or classes being referred to herein as the "Contracts Prospectus," and the owners of such contracts, as distinguished from all other Product Owners, being referred to as "Contract Owners"); and

     WHEREAS, each Account, a validly existing separate account, duly authorized by resolution of the Board of Directors of the Company on the date set forth on
Schedule 1, sets aside and invests assets attributable to the Contracts; and

     WHEREAS, the Company has registered or will have registered each Account with the SEC as a unit investment trust unless exempt under the 1940 Act, before any Contracts are issued by that Account; and

     WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Distributor and the Trust have entered into a Distribution Agreement (the "Trust Distribution Agreement") pursuant to which the Distributor will distribute Trust shares (the "Shares"); and

     WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities laws and serves as an investment manager to the Series pursuant to an agreement, and may delegate its responsibilities to selected Sub-Investment Managers; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Shares on behalf of each Account to fund its Contracts and the Distributor is authorized to sell such Shares to unit investment trusts such as the Accounts at Net Asset Value (the "NAV");

     NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Distributor, and the Investment Manager agree as follows:

                                   ARTICLE I.
                                 Sale of Shares

     1.1. The Distributor agrees to sell to the Company the Shares which the Company orders on behalf of each Account, executing such orders on a daily basis in accordance with Section 1.4 of this Agreement.

     1.2. The Trust agrees to make Shares available for purchase by the Company on behalf of the Account, such purchases to be effected at net asset value per Share ("NAV") in accordance with Section 1.4 of this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Trustees of the Trust (the "Trustees") may suspend or terminate the offering of Shares, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees acting in good faith and in light of its


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fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders (it being understood that "shareholders" for this purpose shall mean Product Owners). The Trust reserves the right subject to the conditions of Section 1.12, upon prior written notice to the Company (given at the earliest practicable time), to take all actions, including but not limited to, the dissolution, reorganization, liquidation, merger or sale of all assets of the Trust or any Series upon sole authorization of the Board, acting in good faith.

     1.3. The Trust agrees to redeem, at the Company's request, any full or fractional Shares held by each Account or the Company, executing such requests at the NAV on a daily basis in accordance with Section 1.4 of this Agreement and the applicable provisions of the 1940 Act.

     1.4. (a) For purposes of Sections 1.1, 1.2 and 1.3, the Company shall be an agent of the Trust for the limited purposes of receipt of Contract Owner purchase and redemption orders for interests in the corresponding sub-accounts or investment divisions of the Accounts and shall treat receipt of such orders by the Company on any Business Day prior to the Series' calculation of its NAV as disclosed in the Fund Prospectuses (generally, the close of the New York Stock Exchange) as receipt by the Trust on that same Business Day, provided that the Trust receives notice of such redemption or purchase request in a mutually agreeable format by 9:00 a.m., Eastern Time on the next following Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which a Series calculates its NAV.

          (b) The Trust will post confirmation of each trade (accessible on an secure internet web page, by a toll-free telephone line, Email or in a similar, mutually agreeable format) by 1:00 p.m. New York time on the same day the Company places the order. The Company shall pay for the Shares on the same day that it places an order with the Trust to purchase those Shares for an Account. Payment for Shares will be made by each Account or the Company in federal funds transmitted to the Trust by wire to be received by 6:00 p.m., New York time on the day the Trust is properly notified of the purchase order for Shares. If federal funds are not received on time, such funds will be invested, and Shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Trust's request, reimburse the Trust or the Distributor, as appropriate, for any charges, costs, fees, interest or other expenses incurred by the Trust or the Distributor in connection with any advances to, or borrowing or overdrafts by, the Trust, or any similar expenses incurred by the Trust, as a result of portfolio transactions effected by the Trust based upon such purchase request.

          (c) The Trust shall pay for the Shares on the same day that the Company places an order with the Trust to redeem Shares for an Account. Payment for Shares will be made by the Trust in federal funds transmitted to the Company by wire to be received by 6:00 p.m., New York time on the day the Trust is properly notified of the redemption order for Shares. If federal funds are not received on time, such funds will be invested, and Shares redeemed thereby will be issued, as soon as practicable and the Trust shall promptly, upon the Company's request, reimburse the Company, as appropriate, for any charges, costs, fees, interest or other expenses incurred by the Company in connection with any advances to, or borrowing or overdrafts by, the Company, or any similar expenses incurred by the Company, as a result of


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non-payment, except that the Trust reserves the right to delay payment of redemption proceeds as permitted under Section 22(e) of the 1940 Act. Neither the Trust nor the Distributor shall bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds if securities are redeemed in-kind by the Series; the Company alone shall be responsible for such action.

          (d) Payments for the purchase of Shares under Section 1.3 and payments for the redemption of Shares under Section 1.4 may be netted against one another on any day for the purpose of determining the amount of any wire transfer payable for all Series on that day.

     1.5. Issuance and transfer of Shares will be by book entry only. Share certificates will not be issued to the Company or each Account. Purchase and redemption orders for Shares will be recorded in an appropriate ledger for each Account or the appropriate sub-account of each Account.

     1.6. The Trust shall furnish notice to the Company at least one week in advance of a distribution of any income dividends or capital gain distributions payable on any Shares. The Company, on its behalf and on behalf of each Account, hereby elects to receive all such dividends and distributions as are payable on any Shares in the form of additional Shares. The Company reserves the right, on its behalf and on behalf of each Account, to revoke this election and to receive all such dividends in cash. On the date of the distribution, the Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.

     1.7. The Trust shall use its best efforts to make the NAV available to the Company by 6:30 p.m., Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the NAV is calculated, and shall calculate such NAV in accordance with the then currently effective Trust Prospectus. If the Trust provides the Company with materially incorrect NAV information through no fault of the Company, the Company on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct NAV. Any material error in the calculation of NAV, dividend or capital gain information shall be reported promptly upon discovery to the Company. Neither the Trust, the Distributor, nor the Investment Manager nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement or any loss resulting from such information, if such information is based on incorrect information supplied by the Company to the Trust, the Distributor or the Investment Manager.

     1.8. (a) The Company may withdraw each Account's investment in a Series only: (i) as necessary to facilitate Contract Owner requests; (ii) upon requisite vote of the Contract Owners having an interest in the affected Series to substitute the shares of another investment company for Shares in accordance with the terms of the Contracts; (iii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application; (iv) to deduct charges under the Contracts; or (v) at the Company's sole discretion or pursuant to an order of the SEC under Section 26(c) of the 1940 Act, if required.

          (b) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive and that the Shares may be sold to other insurance companies


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(subject to the provisions herein) and the assets of the Accounts may be invested in other investment companies.

          (c) The Company shall not, without prior notice to the Distributor (unless otherwise required by applicable law), take any action to operate each Account as a management investment company under the 1940 Act.

     1.9. The Trust and the Distributor agree that Shares will be sold only to Participating Insurance Companies, their separate accounts or other permissible investors that are consistent with the Order referenced in Section 7.1. The Trust and the Distributor will not sell Shares to any insurance company or separate account unless an agreement substantially complying with Article VII of this Agreement is in effect to govern such sales. No Shares will be sold to the general public.

     1.10. Notwithstanding any of the foregoing, the parties have determined that there is a significant risk that the Trust and its shareholders and Contract Owners may be adversely affected by short term trading activity and/or by investors whose purchase and redemption activity follows a market timing pattern Each party agrees to cooperate to assist in implementing applicable restrictions on excessive and/or short term trading activity and/or purchase and redemption activity.

     1.11. The Company acknowledges that, pursuant to Form 24F-2, the Trust is not required to pay fees to the SEC for registration of its Shares under the 1933 Act with respect to its Shares issued to an Account that is a unit investment trust that offers interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC (a "Registered Account"). The Company agrees to provide the Trust each year within 60 days of the end of the Trust's fiscal year, or when reasonably requested by the Trust, information as to the number of Shares purchased by a Registered Account and any other Account the interests of which are not registered under the 1933 Act. The Company acknowledges that the Trust intends to rely on the information so provided and represents and warrants that such information shall be accurate.

     1.12. The Trust agrees that if the Trust is dissolved, reorganized, liquidated, merged or all assets of the Trust or any series are sold upon sole authorization of the Board, acting in good faith, as provided for in Section 1.2., the Trust shall pay the reasonable costs and expenses of the Company obtaining any required authorization or exemptive relief of the Securities and Exchange Commission and the costs of printing, mailing and delivering relating to the substitution of another fund, the solicitation of proxies or any other extraordinary procedures required to effect the change.

                                   ARTICLE II
                         Representations and Warranties

     2.1. The Company represents and warrants (a) that the Contracts are registered under the 1933 Act (unless exempt therefrom) or will be so registered before the issuance thereof, (b) that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws and (c) that the Company will require of every person distributing the Contracts


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that the Contracts be offered and sold in compliance in all material respects with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and validly existing under applicable law and that it has legally and validly authorized each Account as a separate account under Section 500.925 of the Michigan Insurance Code, and has registered or, prior to the issuance of any Contracts, will register each Account (unless exempt therefrom) as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for its Contracts, and that it will maintain such registrations for so long as any Contracts issued under them are outstanding. The Company also represents and warrants that it and each Account are Qualified Persons.

     2.2. The Trust represents and warrants that Shares of any Series sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Trust is and shall remain registered under the 1940 Act for so long as the Shares are sold. The Trust further represents and warrants that it is a business trust duly organized and in good standing under the laws of the Commonwealth of Massachusetts.

     2.3. The Trust represents that the Trustees have elected for each Series to be taxed as a regulated investment company under Subchapter M of the Code. The Investment Manager and Trust represents and warrants that each Series currently qualifies as a regulated investment company under Subchapter M of the Code. The Investment Manager and Trust further represents and warrants that it will make every reasonable effort to continue to have each Series so qualify and to maintain such qualification (under Subchapter M of the Code or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that a Series might not so qualify in the future.

     2.4. Investment Manager and the Trust represents and warrants that each Series has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5 and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulation. The Investment Manager and Trust will make every effort to (a) notify the Company immediately upon having a reasonable basis for believing a breach has occurred, and (b) in the event of a breach of this Section 2.4, the Investment Manager and Trust will: immediately notify the Company of such breach; and take the steps necessary to adequately diversify each Series so as to achieve such compliance within the period allowed by regulation.

     2.5. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Trust, the Distributor and the Investment Manager immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, Company represents and warrants that each of its Accounts is a "segregated asset account" and that interests in the Accounts are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Company will use every reasonable effort to continue to meet such definitional requirements,


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and it will notify the Trust and the Investment Manager immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

     2.6. The Trust makes no representations or warranties as to whether any aspect of the Series' operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance laws and other applicable laws of the various states. If any state will not approve use of a Series, then Company reserves the right to not offer it in that state.

     2.7. The Distributor represents and warrants that it is duly registered as a broker-dealer under the 1934 Act, a member in good standing of the NASD, and duly registered as a broker-dealer under applicable state securities laws; its operations are in compliance with applicable law, and it will distribute the Shares according to applicable law.

     2.8. The Investment Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and its operations are in compliance with applicable federal and state securities laws.

     2.9. The Trust represents and warrants that it has and maintains a fidelity bond in accordance with Rule 17g-1 under the 1940 Act. The Trust will immediately notify the Company in the event the fidelity bond coverage should lapse at any time.

     2.10 The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account with the same coverage limits that pertain to the Trust's fidelity bond maintained in accordance with Section 2.9 hereof. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Trust pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Trust and the Investment Manager in the event that such coverage no longer applies.

     2.11. The Investment Manager, the Company, the Distributor, and the Trust each represent and warrants that each shall comply with applicable privacy and notice provisions of 15 U.S.C. Sections 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 12 C.F.R. Part 248) as they may be amended.

     2.12. The Trust, the Company and the Distributor each undertake and agree to comply, and to take full responsibility in complying with any and all laws, regulations, protocols and other requirements relating to money laundering both United States and foreign, including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder, the "Act," and any requirements and/or requests in connection therewith, made by regulatory authorities, the other parties or their duly appointed


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agents, either generally or in respect of a specific transaction, and/or in the context of a "primary money laundering concern" as defined in the Act.

     The Investment Manager, the Trust, the Company and the Distributor each agrees as a condition precedent to any transaction taking or continuing to be in effect, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the other party or their duly appointed agents, with all necessary reports and information for them to fulfill their obligations, if any, under the Act for the purposes of each party, or other third parties complying with any and all anti-money laundering requirements, including, without limitation, the enhanced due diligence obligations imposed by the Act, the filing of Currency Transaction Reports and/or of Suspicious Activity Reports obligations required by the Act, and/or the sharing of information requirements imposed by the Act.

     In the event satisfactory reports and information are not received within a reasonable time period from the date of the request, each party reserves the right to reject any transaction and/or cease to deal with the other party.

     Further, the Investment Manager, the Trust, the Company and the Distributor each represents that it has not received notice of, and to its knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that it is not or has not been in compliance with the Act, and the rules and regulations promulgated thereunder. The Investment Manager, the Trust, the Company and the Distributor agree to notify the other parties immediately if the representation in the previous sentence is no longer true or if it has reasonable basis for believing that such representation may no longer be true.

     2.13. The Trust and the Distributor each represents that the Trust has procedures reasonably designed to ensure that any order to purchase or sell its Shares (a) is priced in compliance with Rule 22c-1 under the 1940 Act, including without limitation procedures to price some or all of its portfolio securities at their "fair value" when appropriate or required by law, and procedures to prevent the cancellation of trades after the close of the NYSE; and (b) is handled in compliance with any procedure described in the Trust's Prospectus or Statement of Additional Information (the "SAI") concerning prevention or control of market timing or other frequent trading transactions.

     2.14. The Company represents and warrants that (a) all transactions submitted to Company by Contract Owners with respect to a Business Day in accordance with Article I will be received in good order by the Company prior to the effective time that NAV is calculated on that Business Day and will be processed by the Company in compliance with Rule 22c-1 under the 1940 Act; and
(b) the Company will provide the Trust or its agent with assurances regarding the compliance of its order handling with the requirements of Rule 22c-1 upon reasonable request. If NAV is calculated on any Business Day as of a time other than 4 p.m. Eastern Time, Trust will provide Company with at least four hours advance notice or such shorter period as is practicable under the circumstances, of the early NAV calculation.


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                                   ARTICLE III
     Prospectuses and Proxy Statements; Sales Material and Other Information

     3.1. The Distributor shall provide the Company with as many copies of the current Prospectus of any Series named in Schedule 1 as the Company may reasonably request. If requested by the Company in lieu thereof, the Trust at its expense shall provide to the Company a camera-ready copy, and electronic version, of the current Trust Prospectus suitable for printing and other assistance as is reasonably necessary in order for the Company to have a new Contract Prospectus printed together with the Trust Prospectus in one document. See Article V for a detailed explanation of the responsibility for the cost of printing and distributing Trust prospectuses.

     3.2. The Trust Prospectus shall state that the SAI for the Trust is available, and the Distributor shall provide such SAI free of charge to the Company and to any outstanding or prospective Contract Owner who requests such SAI.

     3.3. (a) The Trust at its expense shall provide to the Company a camera-ready copy of the Trust's shareholder reports with respect to the Series named in Schedule 1 and other communications to shareholders (except proxy material), in each case in a form suitable for printing, as determined by the Company. The Trust shall be responsible for the costs of printing and distributing these materials to Contract Owners, subject to the limitation in
Article V.

          (b) The Trust at its expense shall be responsible for preparing, printing and distributing its proxy material to Contract Owners to obtain voting instructions. The Company at its expense will provide the appropriate Contract Owner names and addresses to a third party proxy vendor for this purpose.

     3.4. The Company shall furnish, or shall cause to be furnished, to the Distributor and the Investment Manager prior to use, each piece of sales literature or advertising prepared by the Company in which the Trust, the Series, the Investment Manager or the Distributor is referenced. No sales literature or advertising will be used if the Trust or the Investment Manager reasonably objects to its use within seven (7) Business Days following receipt by the Distributor and without the prior written approval of the Distributor.

     3.5. The Company will not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the Trust Registration Statement, Contract Registration Statement or Funds' prospectus(es), as may be amended from time to time, (b) reports to shareholders, (c) proxy statements for the Series or, (d) sales literature or other promotional material approved by the Investment Manager, or the Distributor.

     3.6. The Trust shall furnish, or shall cause to be furnished, to Company prior to use, each piece of sales literature or advertising prepared by or for the Trust in which Company, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Company reasonably objects to its use within seven (7) Business Days following receipt by Company and without prior written approval of the Company.


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     3.7. The Trust and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in published reports of each Account which are in the public domain or approved in writing by the Company for distribution to Contract Owners, or in sales literature or other promotional material approved in writing by the Company, except with the prior written approval of the Company. The Company will use its commercially reasonable best efforts to respond to any request for approval within seven (7) calendar days of a request by the Trust or the Distributor.

     3.8. The Trust will provide to the Company at least one complete copy of all Trust Registration Statements, Trust Prospectuses, SAIs, annual and semi-annual reports and other reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to any Series of the Trust named in Schedule 1, within 20 days after the filing of such document with the SEC or other regulatory authorities.

     3.9. The Company will provide to the Trust at least one complete copy of all Contracts Registration Statements, Contract Prospectuses, SAIs, annual and semi-annual reports, sales literature and other promotional materials, applications for exemptions, requests for no-action letters and all amendments or supplements to any of the above, that relate to the Contracts and their investment in the Trust, within 20 days after the filing of such document with the SEC or other regulatory authorities.

     3.10. For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, computer net site, signs or billboards, motion pictures or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, in print or electronically, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

                                   ARTICLE IV
                                     Voting

     4.1. Subject to applicable law and the order referred to in Article VII, the Trust shall solicit voting instructions from Contract Owners.

     4.2. Subject to applicable law and the order referred to in Article VII, the Company shall:


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               (i) Vote Shares attributable to Contract Owners in accordance with instructions or proxies received in timely fashion from such Contract owners;

               (ii) Vote Shares attributable to Contract Owners for which no instructions have been received in the same proportion as Shares for which instructions have been received in timely fashion; and

               (iii) Vote Shares held by the Company on its own behalf or on behalf of each Account that are not attributable to Contract Owners in the same proportion as Shares for which instructions have been received in timely fashion.

                                    ARTICLE V
                                Fees and Expenses

     5.1. Except as otherwise provided herein, all expenses incident to performance by a party under this Agreement shall be paid by such party.

     5.2. The Trust shall pay, or cause to be paid, all expenses incident to performance by the Trust under this Agreement (including expenses expressly assumed by the Trust pursuant to this Agreement) to the extent permitted by law. Except as may otherwise be provided herein, the Company shall not bear any of the expenses for the cost of registration and qualification of the Trust shares under federal and any state securities law, preparation and filing of the Trust Prospectus and Trust Registration Statement, the preparation of all statements and notices required of the Trust by any federal or state securities law, all taxes on the issuance or transfer of Shares, and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

     5.3. The Trust shall pay, or cause to be paid, the expenses associated with printing and distributing Trust Prospectuses, SAIs, annual reports, and semi-annual reports to existing Contract Owners with Contract value allocated to a Series. (If for this purpose the Company may print the Trust Prospectuses, SAIs, annual reports, and semi-annual reports in a booklet or separate booklets containing disclosure for the Contracts and for underlying funds other than those of the Trust, then the Trust shall pay only its proportionate share of the total cost to print and distribute the booklet to existing Contract Owners with Contract value allocated to a Series.)

     The Trust or its designee shall reimburse the Company for any additional expenses incurred by the Company as a result of the Trust or its designee failing to provide the Trust Prospectus, SAI, annual report, and semi-annual report at least 15 days before they must be distributed or are not customized to include only the Trust or Series in which each Contract invests.

     5.4. The Company is responsible for the cost of printing and distributing Trust prospectuses and SAIs for new sales; and Account Prospectuses and SAIs for existing or prospective Contract Owners. The Company shall have the final decision on choice of printer for all Prospectuses and SAIs.

     5.5. The Investment Manager has entered into an Administrative Services Agreement with the Company that specifically address certain additional services that the Company will provide to the Investment Manager and the Series in addition to the activities contemplated in this Agreement.

     5.6. The Trust or its designee shall reimburse the Company for reasonable reprocessing costs associated with late or inaccurate NAV deliveries to the Company by the Trust or its designee.

                                   ARTICLE VI
                             Compliance Undertakings

     6.1. The Company shall amend the Contracts Registration Statements under the 1933 Act and each Account's Registration Statement under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent required by applicable securities laws of the various states.

     6.2. The Trust shall amend the Trust Registration Statement under the 1933 Act and the 1940 Act, from time to time as required in order to effect for so long as Shares are sold the continuous offering of Shares as described in the then currently effective Trust Prospectus. The Trust shall register and qualify Shares for sale to the extent required by applicable securities laws of the various states.

     6.3. The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably possible that such Contract would be deemed a "modified endowment contract," as that term is defined in Section 7702A of the Code, will describe the circumstances under which a Contract could be treated as a modified endowment contract (or policy).

     6.4. The Investment Manager, the Trust, the Company and the Distributor each shall establish and maintain, and cause its affiliates to establish and maintain, all required compliance policies and procedures required by Rule 38a-1 under the 1940 Act, or other applicable law and cooperate fully with each other party to this Agreement in its fulfillment of its obligations under the rule.

                                   ARTICLE VII
                               Potential Conflicts

     7.1. The Trust and its Distributor (collectively, the "Applicants") received an order from the SEC dated December 10, 1998, Investment Company Act Rel. No. 23594 (the "Order"). Provisions set forth in 7.2 and 7.3 below shall apply only if and to the extent consistent with the terms and conditions of the Order and applicable law. The Order grants exemptions from certain provisions of the 1940 Act and the regulations thereunder, to the extent necessary to permit Shares to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context, among other things. Each party warrants and agrees that it will comply with the "Applicants' Conditions" prescribed in the Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding Product Owner voting privileges. In order for each party to perform its duties, each agrees to inform the other parties of the occurrence of any of the events specified in the Order to the extent that such event may or does result in a material irreconcilable conflict for purposes of the Order. The Trustees of the Trust may reach a determination that a material irreconcilable conflict exists as a result of some condition or event attributable to the Company.

     7.2. (a) If the Company disagrees with the Trustees' determination, the Company shall file a written protest with the Trustees, reserving its right to dispute the determination as between just the Company and the Trust. After reserving that right the Company, although disagreeing with the Trustees that it (the Company) was responsible for the conflict, shall take the necessary steps, under protest, to remedy the conflict for the protection of Contract Owners.

               (b) As between the Company and the Trust, if within 45 days after the Trustees' determination the Company elects to press the dispute, it shall so notify the Trustees in writing. The parties shall then attempt to resolve the matter amicably through negotiation by individuals from each party who are authorized to settle the matter.

               (c) If the matter has not been amicably resolved within 60 days from the date of the Company's notice of its intent to press the dispute, then before either party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously in accordance with the American Arbitration Association's (AAA) Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator; provided, however, that if one party has requested the other party to seek an amicable resolution and the other party has failed to participate, the requesting party may initiate arbitration before expiration of the 60-day period set out just above.

               (d) If within 45 days of the commencement of the process to select an arbitrator the parties cannot agree upon the arbitrator, then he or she will be selected from the AAA Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16. The place of arbitration shall be Lansing, Michigan. The Arbitrator is not empowered to award damages in excess of compensatory damages.

               (e) If the Trustees shall determine that the Trust or another insurer was responsible for the conflict, then the Trustees shall notify the Company immediately of that determination.

     7.3. If a material irreconcilable conflict arises because of the Company's decision to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall withdraw (without charge or penalty) each Account's investment in the Trust, if the Trust so elects.

     7.4. Subject to the terms of Sections 7.1, 7.2 and 7.3 above, the Company shall carry out the responsibility to take remedial action in the event of a Trustees determination of a material irreconcilable conflict with a view only to the interests of Contract Owners.

     7.5. The parties to this Agreement agree that the conditions or undertakings required by the Order that may be imposed on the Company, the Trust, the Distributor and/or the Investment Manager by virtue of such Order by the SEC: (i) shall apply only upon the sale of shares of the Series to variable life insurance separate accounts (and then only to the extent required under the 1940 Act); (ii) will be incorporated herein by reference; and (iii) such parties agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

     If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Order) on terms and conditions materially different from those contained in the Order, then (a) the parties to this Agreement shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections
3.1 and 3.2 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                                  ARTICLE VIII
                                 Indemnification

     8.1. Indemnification by the Company.

     The Company agrees to indemnify and hold harmless the Trust, the Investment Manager, the Distributor and each person who controls, is controlled by or is affiliated with any of them (other than another Participating Insurance Company) within the meaning of such terms under the federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (i) Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished to the Company by the Trust, the Distributor or the Investment Manager (or a person authorized in writing to do so on behalf of the Trust, the Distributor or the Investment Manager) for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts sales literature or other promotional material for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

          (ii) Arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by or on behalf of the Company (other than statements or representations contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control with respect to the sale or distribution of the Contracts or Shares; or

          (iii) Arise out of any untrue statement or alleged untrue statement of a material fact contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust, the Distributor, or the Investment Manager by or on behalf of the Company; or

          (iv) Arise as a result of any failure by the Company to provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

          (v) Arise out of any material breach by the Company of this Agreement, including, but not limited to, a material breach of any representation or warranty herein or a failure to transmit a request for redemption or purchase of Shares on a timely basis in accordance with the procedures set forth in Article 1; or

          (vi) Arise as a result of the Company's providing the Trust with inaccurate information, which causes the Trust to calculate its NAVs incorrectly.

     This indemnification will be in addition to any liability which the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     8.2. Indemnification by the Investment Manager.

     The Investment Manager agrees to indemnify and hold harmless the Company and each person who controls, is controlled by or is affiliated with the Company within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (i) Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Trust Registration Statement, Trust Prospectus (or any amendment or supplement thereto) or sales literature or other promotional material of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished by or on behalf of the Company or the Distributor for use in the Trust Registration Statement, Trust Prospectus (or any amendment or supplement thereto), sales literature or other promotional material for the Trust or otherwise for use in connection with the sale of the Contracts or Shares; or

          (ii) Arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Investment Manager (other than statements or representations contained in the Trust Registration Statement, Trust Prospectus or sales literature or other promotional material of the Trust not supplied by the Investment Manager or persons under its control); or

          (iii) Arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Investment Manager to the Company (or a person authorized in writing to do so on behalf of the Investment Manager); or

          (iv) Arise as a result of any failure by the Investment Manager to provide the services and furnish the materials under the terms of this Agreement including but not limited to the provisions of
               Section 2.4; or

          (v) Arise out of any material breach by the Investment Manager of this Agreement.

     This indemnification will be in addition to any liability which the Investment Manager may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     8.3. Indemnification by the Distributor.

     The Distributor agrees to indemnify and hold harmless the Company and each person who controls, is controlled by or is affiliated with the Company within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (i) Arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Distributor (other than statements or representations contained in the Contract Registration Statement, Contract Prospectus, Trust Registration Statement, Trust Prospectus or sales literature or other promotional material for the Contracts or the Trust not supplied or approved by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control with respect to the sale or distribution of the Contracts or Shares; or

          (ii) Arise out of any untrue statement or alleged untrue statement of a material fact contained in the Contracts Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Distributor to the Company (or a person authorized in writing to do so on behalf of the Distributor); or

          (iii) Arise as a result of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

          (iv) Arise out of any material breach by the Distributor of this Agreement.

     This indemnification will be in addition to any liability which the Distributor may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     8.4. Indemnification by the Trust.

The Trust agrees to indemnify and hold harmless the Company and each person who controls, is controlled by or is affiliated with the Company within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

          (i) arise as a result of any failure by the Trust to provide the services and furnish the materials required under the terms of this Agreement; or

          (ii) Arise out of or result from any material breach of any representations and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust including but not limited to the provisions of Section 2.4.

     The parties acknowledge that the Trust's indemnification obligation under this Section 8.4 are subject to applicable law. The Company agrees that, in the event an obligation to indemnify exists pursuant to Section 8.4 as well as
Section 8.2 or Section 8.3 hereof, it will seek satisfaction under the indemnification provisions of Section 8.2 or Section 8.3 before seeking indemnification under this Section 8.4.

     The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which a party would otherwise be subject by reason of such parties willful misfeasance, bad faith, or gross negligence in the performance of such party's duties or by reason of such party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

     8.5. Indemnification Procedures. After receipt by a party entitled to indemnification ("Indemnified Party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the Indemnified Party against any person obligated to provide indemnification under this Article VIII ("Indemnifying Party"), such Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the Indemnifying Party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give such notice. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

                                   ARTICLE IX
                                 Applicable Law

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Ohio, without giving effect to the principles of conflicts of laws.

     9.2. This Agreement shall be subject to the provisions of the 1933 Act, 1934 Act and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith. If, in the future, the Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

                                    ARTICLE X
                                   Termination

     10.1. This Agreement shall terminate:

          (a) At the option of any party upon three months advance written notice to the other parties; or

          (b) At the option of the Company if Shares are not available to meet the requirements of the Contracts as determined by the Company. Prompt notice of the election to terminate for such cause shall be furnished by the Company. Termination shall be effective ten days after the giving of notice by the Company; or

          (c) At the option of the Trust, the Distributor or the Investment Manager upon institution of formal proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of each Account, the administration of the Contracts or the purchase of Shares, or an expected or anticipated ruling, judgment or outcome which would, in the Trust's reasonable judgment, materially impair the Company's ability to perform the Company's obligations and duties hereunder; or

          (d) At the option of the Company upon institution of formal proceedings against the Trust, the Distributor, or the Investment Manager or any Sub-Investment Manager, by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body regarding the duties of the Trust, the Distributor, the Investment Manager or any Sub-Investment Manager under this Agreement, or an expected or anticipated ruling, judgment or outcome which would, in the Company's reasonable judgment, materially impair the Trust's, the Distributor's, the Investment Manager's or any Sub-Investment Manager's ability to perform its obligations and duties hereunder; or

          (e) Upon requisite vote of the Contract Owners having an interest in the affected Series (unless otherwise required by applicable law) and written approval of the Company, to substitute the shares of another investment company for the corresponding Shares in accordance with the terms of the Contracts; or

          (f) At the option of the Trust, the Distributor or the Investment Manager in the event any of the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

          (g) At the option of the Company or the Trust upon a determination by a majority of the Trustees, or a majority of disinterested Trustees, that a material irreconcilable conflict exists among the interests of (i) any Product Owners or (ii) the interests of the Participating Insurance Companies investing in the Trust; or

          (h) At the option of the Company if the Trust or any Series ceases to qualify as a regulated investment company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes, based on an opinion of its counsel, that the Trust may fail to so qualify; or

          (i) At the option of the Company if the Trust or any Series fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder; or

          (j) At the option of the Trust, the Distributor or the Investment Manager, if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, if an Account no longer is a "segregated asset account" whose interests are offered exclusively through "variable contracts" within the meaning of Section 817 of the Code and the regulations thereunder, or if the Trust, the Distributor or the Investment Manager reasonably believes that the Contracts or Account may fail to so qualify; or

          (k) At the option of the Trust, the Distributor or the Investment Manager if the Trust, he Distributor or the Investment Manager, respectively, shall determine, in their sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition; or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Trust or the Distributor or the Investment Manager; or

          (l) At the option of the Company, if the Company shall determine, in its sole judgment exercised in good faith, that either: (1) the Trust and the Distributor, or either of them, shall have suffered a material adverse change in their respective businesses or financial condition; or (2) the Trust or the Distributor, or both of them, shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

     10.2. Notice Requirement.

          (a) Except as otherwise provided in Section 10.1, no termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate which notice shall set forth the basis for such termination. Furthermore:

          (b) In the event that any termination is based upon the provisions of
Article VII or the provisions of Section 10.1(a) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

          (c) In the event that any termination is based upon the provisions of
Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination, or sooner if required by law or regulation; and

          (d) In the event that any termination is based upon the provisions of
Section 10.1(f) of this Agreement, such prior written notice shall be given at least sixty (60) days before the date of any proposed vote to replace the Shares.

     10.3. Effect of Termination

          (a) Notwithstanding any termination of this Agreement pursuant to
Section 10.1 of this Agreement, the Trust and the Distributor will, at the option of the Company, continue until the one year anniversary from the date of termination (or until a substitution order pursuant to Section 26(c) of the 1940 Act can be procured by the Company if such order has been promptly applied for by the Company pursuant to the following paragraph, if later than such one year anniversary), and from year to year thereafter if deemed appropriate by the Trust and to Distributor, to make available additional Shares for so long after the termination of this Agreement as the Company desires, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Company so elects to make additional Shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts.

     The Company agrees, promptly after any termination of this Agreement, to take all steps reasonably necessary to redeem the investment of the Accounts in the Series within one year from the date of termination of the Agreement as provided in Article X (or as soon thereafter as a substitution order pursuant to Section 26(c) of the 1940 Act can be procured by the Company if such order has been promptly applied for by the Company pursuant to this paragraph). Such steps shall include, but not be limited to, obtaining an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Series.

     The parties agree that this Section 10.3 shall not apply to any termination made pursuant to Article VII or any conditions or undertakings incorporated by reference in Article VII, and the effect of such Article VII termination shall be governed by the provisions set forth or incorporated by reference therein. Further, in the event (i) the Agreement is terminated pursuant to Sections 10.1(f) or 10.1(l), at the option of the Trust, the Distributor or the Investment Manager; or (ii) the one year anniversary of the termination of the Agreement (or later applicable date that a substitution order is procured by the Company, as set forth in paragraph (a) of this Section 10.3) is reached or, after waiver as provided in Section 10.2(a), such subsequent anniversary is reached (each of (i) and (ii) referred to as a "triggering event" and the date of termination as provided in (i) or the date of such anniversary as provided in
(ii) referred to as the "Request Date"), the parties agree that such triggering event shall be considered as a request for immediate redemption of shares of the Series held by the Accounts, received by the Trust and its agents as of the request date, and the Trust agrees to process such redemption request in accordance with the 1940 Act and the regulations thereunder and the Trust's registration statement.

                                   ARTICLE XI
                 Applicability to New Accounts and New Contracts

     The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new classes of variable annuity contracts and variable life insurance policies to be issued by the Company through a Separate Account investing in the Trust. The provisions of this Agreement shall be equally applicable to each such class of contracts or policies, unless the context otherwise requires.

                                   ARTICLE XII
                                     Notices

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party(ies) at the address of such party(ies) set forth below or at such other address as such party(ies) may from time to time specify in writing to the other party.

If to the Trust:              Variable Insurance Funds
                              3435 Stelzer Road
                              Columbus, OH 43219
                              Attn: President

If to the Company:            Jackson National Life Insurance Co.
                              1 Corporate Way

                              Lansing, MI 48951
                              Attn: Tom Meyer

If to the Investment Manager: Fifth Third Asset Management, Inc.
                              38 Fountain Square Plaza
                              Cincinnati, OH 45263
                              Attn: Rick Ille, MD 1090EF

If to the Distributor:        BISYS Fund Services
                              100 Summer St., Suite 1500
                              Boston, MA 02110
                              Attn: Broker-Dealer Compliance

                                  ARTICLE XIII
                                  Miscellaneous

     13.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     13.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     13.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     13.4. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     13.5. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     13.6. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Investment Manager may assign this Agreement or any rights or obligations hereunder to any affiliate or company under common control with the Investment Manager, if such assignee is duly licensed and registered to perform services under this Agreement. Each party agrees to promptly notify the other parties of any change in control of their legal entity.

     13.7. All persons dealing with the Trust must look solely to the property of the respective Series listed on Schedule 1 hereto as though each such Series had separately contracted with such party for the enforcement of any claims against the Trust. The parties agree that neither the Trustees, officers, agents or shareholders of the Trust assume any personal liability or responsibility for obligations entered into by or on behalf of the Trust. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees, and this Agreement has been signed and delivered by an authorized officer of the Trust, acting as such, and neither such authorization by the Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but bind only the trust property of the Trust as provided in the Trust's Declaration of Trust. The provisions of this Section 13.7 shall survive termination of the Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                        Variable Insurance Funds (Trust)


Date:                                   Signature:
      -------------------------------              -----------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Jackson National Life Insurance Company
                                        (Company)


Date:                                   Signature:
      -------------------------------              -----------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        BISYS Fund Services LP (Distributor)


Date:                                   Signature:
      -------------------------------              -----------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Fifth Third Asset Management, Inc.
                                        (Investment Manager)


Date:                                   Signature:
      -------------------------------              -----------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   Schedule 1

          Separate Accounts of Jackson National Life Insurance Company
                      Investing in the Series of the Trust
                             As of ________________

 Company Separate Account
     (s) and Date of
      Establishment               Product Name         Eligible Variable Series of the Trust
 ------------------------         ------------         -------------------------------------
Jackson National Separate   Fifth Third Perspective   Fifth Third Balanced VIP Fund
Account 1                   Fixed and Variable
Established June 14, 1993   Annuity                   Fifth Third Disciplined Value VIP Fund

                                                      Fifth Third Mid Cap VIP Fund

                                                      Fifth Third Quality Growth VIP Fund


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